Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:  Natalie S. Hairston
(281) 878-1000
ir@englobal.com

ENGlobal Announces Update on Financing Initiative
New Banking Relationship Expected to Provide Improved Terms and Conditions

HOUSTON, TX, May 9, 2012 – ENGlobal (NASDAQ: ENG), a leading provider of energy-related project delivery solutions, announced today that it has received approval from a senior lender with respect to a new $35 million senior revolving credit facility.  The new credit facility will replace its existing senior credit facility, support liquidity needs, and fund working capital requirements.  The transaction, subject to documentation and customary closing conditions, is expected to close by the end of May.

“We are pleased to forge a new relationship with a major U.S. financial institution that will address our current and future borrowing needs,” said Edward L. Pagano, ENGlobal’s President and Chief Executive Officer. “Once complete, we believe the new facility should expand our borrowing capacity, provide greater flexibility, and enable us to meet our future growth objectives.”

About ENGlobal
ENGlobal (NASDAQ: ENG) is a provider of engineering and related project services principally to the energy sector throughout the United States and internationally. ENGlobal operates through three business segments: Engineering & Construction, Automation, and Field Solutions. The Engineering & Construction segment provides consulting services relating to the development, management and execution of projects requiring professional engineering as well as inspection, construction management, mechanical integrity, field support, quality assurance and plant asset management. ENGlobal's Automation segment provides services related to the design, fabrication and implementation of process distributed control and analyzer systems, advanced automation, information technology, cyber security and heat tracing projects. The Field Solutions segment provides project management and staffing for right-of-way and site acquisition, inspection, permitting, regulatory, and legislative outreach. ENGlobal has approximately 1,900 employees in 11 offices and 9 cities. Further information about the Company and its businesses is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements
Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) our ability to respond appropriately to the current worldwide economic situation and the resulting decrease in demand for our services and competitive pricing pressure; (2) our ability to achieve our business strategy while effectively managing costs and expenses; (3) our ability to collect accounts receivable in a timely manner; (4) our ability to accurately estimate costs and fees on fixed-price contracts; (5) the effect of changes in laws and regulations with which the Company must comply and the associated costs of compliance with such laws and regulations, either currently or in the future, as applicable; (6) the effect of changes in the price of oil; (7) delays related to the award of domestic and international contracts; (8) the effect of changes in accounting policies and practices as may be adopted by regulatory agencies, as well as by the FASB; (9) the effect on our competitive position within our market area in view of, among other things, increasing consolidation currently taking place among our competitors; (10) our ability to comply with the terms under our line of credit; (11) our ability to execute to our internal performance plans such as our productivity improvement and cost reduction initiatives; (12) achievement of our acquisition and related integration plans; (13) our ability to win new business and convert those orders to sales within the fiscal year in accordance with our annual operating plan; and (14) the uncertainties of the outcome of litigation, as well as other risks and uncertainties, including but not limited to those detailed herein and from time to time in our Securities and Exchange Commission filings. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in our filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.  Also, the information contained in this press release is subject to the risk factors identified in the Company’s most recent Form 10-K.

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